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February 22, 1995


Mr. Ralph Gilchrist
Commonwealth Development Corporation
One Bessborough Gardens
London, SW1 2JQ
UNITED KINGDOM

Ms. Hildegard Kraus
DEG - Deutsche Investitions und
Entwicklungsgwesellschaft mbH
Belvederstrasse 40
D-50933 Koln 41 (Mungersdorf)
FEDERAL REPUBLIC OF GERMANY

Mr. George J. Donegan
Export-Import Bank of the United States
811 Vermont Avenue, N.W.
Washington, D.C.  20571

Mr. Mutumwa Mawere
International Finance Corporation
1801 K Street, N.W.
Washington, D.C.  20433

Mr. Christopher B. Cowan
Overseas Private Investment Corporation
1100 New York Avenue, N.W.
Washington, D.C.  20527

Re:  Sierra Rutile Limited
     Development Bank Financing
     --------------------------

Ladies and Gentlemen:

     We refer to the various loan agreements and related documents executed among Sierra Rutile Limited ("SRL"),


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Consolidated Rutile Limited and Nord Resources Corporation (together, the
"Sponsors") and each of the above institutions (together, the "Banks") with respect to SRL's mining operations in Sierra Leone (the "Project"). All such loan agreements and related documents, including all funding, security and project agreements shall be referred together as the "Financing Documents."

     On behalf of SRL and the Sponsors, we very much appreciate your support in coordinating the meeting held on Monday, February 6th at IFC's offices to review the status of the Project following the rebel incursion and occupation of the SRL minesite and the subsequent discontinuance of operations there (the "Occupation Events"). SRL acknowledges that the Occupation Events are Events of Default as defined under the Financing Documents, but has asked each of the Banks for time to undertake the following measures (the "Remedial Measures"):

     (i)       determine damage to the Project,
     (ii)      assess the political and military situation in Sierra Leone,
     (iii)     develop financial models for the reopening of the mine, and
     (iv) present to the Banks, for discussion, plans for the financing, rehabilitation and reopening of the Project.

     SRL and each Sponsor proposes that, from the date hereof until May 15, 1995 only (the "Forbearance Period"), each of the above Banks agrees to forbear from accelerating their loans or seeking to enforce their rights against the collateral under the Financing Documents due to breaches of the financial covenants and financial reporting requirements and other defaults arising from the Occupation Events, subject to the following conditions:

     1. During the Forbearance Period, SRL will provide to the Banks at least every two weeks detailed status reports on the Occupation Events and the Remedial Measures, and such other information as the Banks may reasonably request.

     2. For the duration of the Forbearance Period, the Events of Default arising from the Occupation Events will be treated as potential or actionable Events of Default under the Financing Documents with all the associated results and restrictions thereunder, including, without limitation, (i) a suspension of the Banks' disbursement obligations, and (ii) a complete restriction on any


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          dividends or other payments from SRL to the Sponsors or their affiliates, other than reimbursement of expenses incurred for payroll, operating and administrative purposes for the benefit of SRL.

     3. The Escrow Agent (as defined in the Escrow Agreement, dated as of February 16, 1993), and The Bank of Bermuda Limited, pursuant to the Cash Collateral Charge (dated as of November 17, 1992) shall be prohibited from making any withdrawals from the Escrow Account and Cash Collateral Account, respectively, except for payments to the Banks in accordance with such agreements.

     Except for the forbearance granted hereunder, no waiver of any default under any of the Financing Documents has been granted by any of the Banks, nor shall anything contained in this letter constitute or be construed as a waiver of any existing or future default or a modification or limitation of any existing rights or remedies available to the Banks against SRL or the Sponsors. The execution of this letter shall not preclude any of the Banks from refusing to enter into any further forbearances with respect to the Project. Nothing herein shall be construed as requiring the Banks to extend the term of the Forbearance Period. Subject to the forbearance granted hereunder, each of the Banks specifically reserves the right to insist on strict compliance with the terms of the Financing Documents (including, without limitation, the First Amendment and Restatement of Project Funds Agreement, dated as of November 17,
1993) and SRL and the Sponsors each expressly acknowledges such reservation of rights.

     The Company and the Sponsors each hereby reaffirms its obligations under the Financing Documents with each of the undersigned and confirms that such obligations remain in full force and effect.

     Notwithstanding anything to the contrary in this letter, and in addition to any other remedies otherwise available to the Banks arising under the Financing Documents, at law or in equity, the Forbearance Period shall terminate (i) if any of the information, data, representations, warranties, exhibits or other material submitted to the Banks by or on behalf of SRL shall prove to contain any material inaccuracy or misrepresentation known to SRL at the time of its submission, (ii) upon the filing by SRL or any of the Sponsors of any type of proceeding seeking bankruptcy, receivership or similar relief or upon the entry of a bankruptcy, winding up, liquidation or similar type of order against SRL or any Sponsor, (iii) if any event (other than the


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Occupation Events) shall have occurred which, in the reasonable judgment of any of the Banks, is likely to affect materially and adversely the ability of any party to observe or perform any of its respective material obligations or undertakings under any of the Financing Documents, the effect of which would be to materially adversely affect SRL's or any of the Sponsor's financial condition or their ability to carry on their respective operations, or (iv) any of the Financing Documents ceases to be in full force and effect or is declared to be void or is at any time contested by SRL or the Sponsors, or, in the case of any security document, ceases to give or provide the respective liens, security interests, rights, titles, remedies, powers or privileges intended to be created thereby. Upon the termination of the Forbearance Period, regardless of any Remedial Measures, the Banks may pursue all available rights and remedies pursuant to the Financing Documents, at law or in equity.

     No person or creditor of SRL other than the undersigned may rely on this letter.

     The letter may not be modified in any manner, except by written agreement signed by all parties hereto. This letter may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and of the parties hereto may execute this letter by signing any such counterpart.


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     Please sign and return a copy of this letter confirming your acknowledgment and agreement with the terms hereof.



                                        SIERRA RUTILE LIMITED




                                        By:  s/Benny L. Bray
                                            --------------------------------
                                             Benny L. Bray
                                             Assistant Secretary



ACKNOWLEDGED AND AGREED:

COMMONWEALTH DEVELOPMENT CORPORATION


 s/Ralph Gilchrist
- -------------------------------------
By:
Name:  Ralph Gilchrist
Title:  Portfolio Manager

DEUSTCHE INVESTITIONS UND
  ENTWICKLUNGSGESELLSCHAFT MBH


 s/Hildegard Kraus
- -------------------------------------
By:
Name:  Hildegard Kraus
Title:  Head of Department

EXPORT-IMPORT BANK OF THE UNITED STATES


 s/Bernard A. Lubran
- -------------------------------------
By:
Name:  Bernard A. Lubran
Title:  Deputy Vice President

INTERNATIONAL FINANCE CORPORATION


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 s/M.A.K. Alizai
- -------------------------------------
By:
Name:  M.A.K. Alizai
Title:  Director
        Oil, Gas and Mining Department

OVERSEAS PRIVATE INVESTMENT CORPORATION


 s/Robert O. Draggon
- -------------------------------------
By:
Name:  Robert O. Draggon
Title:  Vice President For Finance

NORD RESOURCES CORPORATION


 s/Terence H. Lang
- -------------------------------------
By:
Name:  Terence H. Lange
Title:  Sr. V.P. Finance

CONSOLIDATED RUTILE LIMITED


 s/John Scott
- -------------------------------------
By:
Name:  John Scott
Title:  C.E.O.


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